Filed pursuant to Rule 424(b)(3)
                                            File No. 333-01623


SUPPLEMENT NO. 12 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)


                  PACCAR Financial Corp.

               Medium-Term Notes, Series H

        Due from 9 months to 10 years from date of issue

Interest payable each March 15 and September 15 and at maturity


                                                 INTEREST RATE
RANGE OF MATURITIES                                PER ANNUM
-------------------                              -------------


From 21 months to 23 months.......................... 5.99%

More than 23 months to 25 months..................... 6.02%

More than 25 months to 30 months..................... 6.11%

More than 30 months to 36 months..................... 6.24%

More than 36 months to 42 months..................... 6.34%

More than 42 months to 48 months..................... 6.43%


Dated:  October 28, 1996

Form of Note (check one):    Book Entry   [X]

                             Certificated [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.